Exhibit 10.1

GENEREX BIOTECHNOLOGY CORPORATION
2006 STOCK PLAN
RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT, dated as of______, 200_ (the “Date of Grant”), is delivered by Generex Biotechnology Corporation (the “Company”) to ________ (the “Grantee”).

RECITALS

A. The Generex Biotechnology Corporation 2006 Stock Plan (the “Plan”) provides for the grant of restricted shares of common stock of the Company. The Board of Directors of the Company (the “Board”) has decided to make a restricted stock grant as a bonus in recognition of achievements made to date and as an inducement for the Grantee to promote the best interests of the Company and its stockholders. A copy of the Plan is attached as Exhibit A to this Agreement. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned such terms in the Plan.

B. The Board is authorized to appoint a committee or individual to administer the Plan. If a committee or individual is appointed, all references in this Agreement to the “Board” shall be deemed to refer to the committee or individual.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Restricted Stock. Subject to the terms and conditions set forth in this Agreement, and in the Plan, the Company hereby grants to the Grantee an aggregate of ______ shares of common stock of the Company, which are subject to the restrictions described in Paragraph 2 below.

2. Restriction Period. The shares of Restricted Stock will vest as follows, if the Grantee is employed by, or providing service to, the Company (as defined in the Plan) on the applicable date: __________________. The period during which shares are not vested is the “Restriction Period” applicable to those shares.

3. Restrictions on Transfer; Stock Certificates. During the Restriction Period described in Paragraph 2, the Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Restricted Stock, except as described in the Plan. A stock certificate representing the shares of Restricted Stock shall be registered in the Grantee’s name but shall be held in the custody of the Company for the Grantee’s account.

4. Voting and Dividend Rights. The Grantee shall have the right to vote the shares of Restricted Stock and shall receive dividends paid on the shares.

5. Forfeiture of Restricted Stock. In the event the Grantee ceases to be employed by, or provide service to, the Company, any unvested shares of Restricted Stock will be immediately forfeited.

6. Change in Control. The provisions of the Plan applicable to a Change of Control shall apply to the Restricted Stock, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

7. Cancellation and Rescission of Restricted Stock. The Grantee acknowledges and understands that the grant is subject to the cancellation and rescission provisions of Section 12 of the Plan.

8. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant is subject to the provisions of the Plan and to interpretations, regulations, and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification, or listing of the shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Board shall have the authority to interpret and construe the Restricted Stock grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9. No Employment or Other Rights. The grant of the Restricted Stock shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time. The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

10. Assignment and Transfers. The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered, or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the grant or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the grant by notice to the Grantee, and the grant and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

11. Transfer After Lapse of Restrictions. To the extent the Restriction Period has lapsed, the shares of Restricted Stock shall thereafter be freely transferable by the Grantee, provided that the Grantee agrees for himself or herself and his or her heirs, legatees and legal representatives, with respect to all shares of Stock acquired pursuant to the terms and conditions of this Agreement (or any shares of Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor), that he or she and his or her heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to a registration statement filed by the Company that has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), or except in a transaction which is determined by counsel to the Company to be exempt from registration under the Act and any applicable state securities laws; and to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any other applicable securities laws. The Grantee agrees that the certificates representing any of the shares of Stock acquired pursuant to the terms and conditions of this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws.

12. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

13. Notices. Any notice to the Company relating to this grant shall be addressed to the Company in care of the Executive Vice-President & General Counsel, 33 Harbour Square, Suite 202, Toronto, Ontario, Canada, M5J 2G2, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

GENEREX BIOTECHNOLOGY CORPORATION

Per:
	Name:	Rose C. Perri
	Title:	Chief Operating Officer,
Chief Financial Officer

Per:
	Name:	Mark A. Fletcher
	Title:	Executive Vice-President,
General Counsel

ACCEPTED:

Witness	[NAME]